CNL Strategic Capital, LLC S-1

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 12, 2018, in the Registration Statement (Form S-1) and the related Prospectus of CNL Strategic Capital, LLC dated February 12, 2018.

/s/ Ernst & Young LLP

Charlotte, North Carolina

February 12, 2018